Table of Contents

As filed with the Securities and Exchange Commission on July 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GROM SOCIAL ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	7370	46-5542401
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(561) 287-5776

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Darren Marks

Chief Executive Officer

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(561) 287-5776
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Joseph M. Lucosky, Esq. Soyoung Lee, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel: (732) 395-4400	Ross D. Carmel, Esq. Philip Magri, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering by the registrant of 9,869,233(1) Units (as defined below) (the “Public Offering Prospectus”) through the underwriters named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by selling shareholders named therein of up to 9,024,876 shares of common stock of the registrant (the “Resale Prospectus”). The registrant will not receive any proceeds from the sale of common stock by the selling shareholders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different inside and outside front covers;
●	they contain different “Offering” sections in the “Prospectus Summary” section;
●	they contain different “Use of Proceeds” sections;
●	the “Capitalization” and “Dilution” sections are deleted from the Resale Prospectus;
●	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” is inserted in its place;
●	a “Selling Shareholders” section is included in the Resale Prospectus; and
●	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriters.

The registrant has included in this registration statement a set of alternate pages after the back cover of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders named therein.

(1) Assumes the underwriters’ 45-day option to purchase up to 15% additional Units to cover over-allotments if any, has not been exercised.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 25, 2024

Up to 9,869,233 Units

Each Unit consisting of:

One share of Common Stock

Two Series A Warrants, each having the right to purchase one share of Common Stock

One Series B Warrant to purchase a number of shares of Common Stock

Up to 9,869,233 Pre-Funded Units

Each Pre-Funded Unit consisting of:

One Pre-Funded Warrant purchase one share of Common Stock

Two Series A Warrants, each having the right to purchase one share of Common Stock

One Series B Warrant to purchase a number of shares of Common Stock

Up to 19,738,466 Shares of Common Stock Underlying Series A Warrants

Up to 39,452,592 Shares of Common Stock Underlying Series B Warrants and

Up to 9,869,233 Shares of Common Stock Underlying the Pre-Funded Warrants

We are offering in a firm commitment underwritten offering up to 9,869,233 units (the “Units”), each Unit consisting of: (i) one share of common stock, par value $0.001 per share (the “Common Stock”); and (ii) two Series A Warrants, each Series A Warrant to purchase one share of Common Stock (“Series A Warrant”); and (iii) one Series B Warrant, each Series B Warrant to purchase such number of shares of Common Stock as determined on the Reset Date (as defined below) (“Series B Warrant,” together with Series A Warrant, the “Warrants”). Each Series A Warrant is exercisable at an exercise price of $0.4053 per share (100% of the assumed offering price per Unit), subject to certain anti-dilution and share combination event protections, and each Series B Warrant is exercisable at an exercise price of $0.001 per share. The Warrants will be immediately exercisable from the date of issuance and will expire five and a half (5.5) years after the date of issuance. We are offering each Unit at an assumed public offering price of $0.4053 per Unit, equal to 100% of the closing price of our Common Stock on The Nasdaq Capital Market on July 16, 2024.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Units, up to 9,869,233 pre-funded units (the “Pre-Funded Units”) to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering. Each Pre-Funded Unit consists of: (i) one pre-funded warrant exercisable for one share of Common Stock (the “Pre-Funded Warrants”); (ii) two Series A Warrants; and (iii) one Series B Warrant. The purchase price of each Pre-Funded Unit is equal to the price per Unit being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue two Series A Warrants and one Series B Warrant as part of each Unit or Pre-Funded Unit, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

We are also registering the Common Stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby. See “Description of Securities” in this prospectus for more information.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “GROM.” On July 16, 2024, the last reported sale price for our Common Stock on The Nasdaq Capital Market was $0.4053 per share.

The Units and the Pre-Funded Units have no stand-alone rights and will not be issued or certificated. The shares of Common Stock or Pre-Funded Warrants, as the case may be, and the Warrants can only be purchased together in this offering but the securities contained in the Units or Pre-Funded Units will be issued separately. There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants and we do not expect markets to develop. Without an active trading market, the liquidity of these securities will be limited. In addition, we do not intend to list these securities on The Nasdaq Stock Market LLC or any other national securities exchange or any other trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Underwriter fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

____________________

(1)	We have agreed to reimburse EF Hutton LLC, the representative of the underwriters in this offering (the “Representative”) for certain of its offering-related expenses. See “Underwriting” for additional information and a description of the compensation payable to the Underwriter.

(2)	We estimate the total expenses of this offering payable by us, excluding the underwriter fee, will be approximately $345,500, which includes the one percent (1%) non-accountable expense allowance payable to the Representative

We have granted a 45-day option to the underwriters to purchase up to 1,480,385 Units solely to cover over-allotments, if any, less underwriting discounts and commissions.

We anticipate that delivery of the securities against payment will be made on or about _______________, 2024.

Sole book-runner

EF Hutton LLC

The date of this prospectus is _______________, 2024.

GROM SOCIAL ENTERPRISES, INC.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Please carefully read this prospectus together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference” before buying any of the securities offered.

Unless the context otherwise requires, the terms “the Company,” “we,” “us” and “our” refer to Grom Social Enterprises, Inc. and our following operating subsidiaries: Grom Social, Inc., TD Holdings Limited, Grom Educational Services, Inc., Grom Nutritional Services, Inc. and Curiosity Inc Media, LLC.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements about the following:

•	our ability to continue as a going concern;

•	our prospects, including our future business, revenues, expenses, net income, earnings per share, gross margins, profitability, cash flows, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our goals for future revenues and earnings;

•	the potential impact of COVID-19 on our business and results of operations;

•	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions;

•	our ability to regain compliance with Nasdaq’s $1.00 minimum bid requirement under Nasdaq Listing Rule 5550(a)(2), and to maintain our compliance with other Nasdaq continued listing requirements;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flows, capital expenditures, liquidity, financial condition and results of operations;

•	our products and services, including their quality and performance in absolute terms and as compared to competitive alternatives, and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position and our market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•	our ability to maintain, protect, and enhance our brand and intellectual property;

•	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

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•	the value of our assets and businesses, including the revenues, profits and cash flows they are capable of delivering in the future;

•	the effects on our business operations, financial results, and prospects of business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships;

•	industry trends and customer preferences and the demand for our products and services; and

•	the nature and intensity of our competition, and our ability to successfully compete in our markets.

These statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, without limitation, those discussed under the caption “Risk Factors” in this prospectus as well as other risks and factors identified from time to time in our SEC filings.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Common Stock. We urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus entitled “Risk Factors” for more information about important risks that you should consider before investing in our common stock.

Overview

We were incorporated in the State of Florida on April 14, 2014 under the name Illumination America, Inc.

On August 17, 2017, we acquired Grom Holdings, Inc., a Delaware corporation (“GHLD”), pursuant to a share exchange agreement (the “Share Exchange Agreement”) entered into on May 15, 2017 (the “Share Exchange”). In connection with the Share Exchange, the Company acquired 100% of the outstanding shares of capital stock of GHLD from GHLD’s stockholders in exchange for an aggregate of 5,774 shares of Common Stock. As a result of the Share Exchange, the stockholders of GHLD acquired approximately 92% of the Company’s then-issued and outstanding shares of common stock and GHLD became a wholly-owned subsidiary of the Company. In connection with the Share Exchange, on August 17, 2017, we changed our name to Grom Social Enterprises, Inc. (the “Company” or “GROM”).

We are a media, technology and entertainment company that focuses on (i) delivering content to children under the age of 13 years in a safe secure platform that is compliant with Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content. We operate our business through the following subsidiaries:

•	Grom Social, Inc. (“GSOC”), incorporated in the State of Florida on March 5, 2012, operates our social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TDH”), incorporated in Hong Kong on September 15, 2005, operates through its two wholly-owned subsidiaries: (i) Top Draw Animation Hong Kong Limited (“TDAHK”), a Hong Kong corporation, and (ii) Top Draw Animation, Inc. (“TDAM”), a Philippines corporation. The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GEDU”), incorporated in the State of Florida on January 17, 2017, operates our web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNUT”), incorporated in the State of Florida on April 19, 2017, intends to market and distribute nutritional supplements to children. It has been nonoperational since its inception.

•	Curiosity Ink Media, LLC (“CIM”), organized in the State of Delaware on January 9, 2017, develops, acquires, builds, grows and maximizes the short, mid and long-term commercial potential of kids and family entertainment properties and associated business opportunities.

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We own 100% of each of GSOC, TDH, GEDU and GNUT, and 80% of CIM. We are headquartered in Boca Raton, Florida with offices in Los Angeles, California; Salt Lake City, Utah; Peachtree Corners, Georgia; and Manila, Philippines.

We have three reportable business segments: Animation, which includes TDH; Original Content, which includes CIM; and Social & Technology, which includes GSOC and GEDU.

Recent Developments

September 2023 Reverse Stock Split

On June 23, 2023, our Board and shareholders approved the granting of authority to the Board to amend our articles of incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-20, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date as determined by the Board in its sole discretion. On September 7, 2023, our Board effected a 1-for-20 reverse stock split in connection with the continued listing of our Common Stock on Nasdaq.

The reverse stock split did not have any impact on the number of authorized shares of Common Stock, which remains at 500,000,000 shares.

Anticipated Reverse Stock Split

On April 24, 2024, our Board and shareholders approved the granting of authority to the Board to amend our articles of incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-20, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date as determined by the Board in its sole discretion. The reverse stock split will not have any impact on the number of authorized shares of Common Stock, which will remain at 500,000,000 shares.

November 2023 SPA for Convertible Promissory Note and Warrants with Generating Alpha and Amendments

On November 9, 2023, we entered into a Securities Purchase Agreement (as amended on November 20, 2023 and March 11, 2024, the “November 2023 SPA”) with Generating Alpha Ltd. (“Generating Alpha”) pursuant to which we have agreed to sell two convertible promissory notes, with each note having an initial principal amount of $4,000,000, for a price of $3,640,000 per note. In connection with the purchase and sale of the notes, we have agreed to issue to Generating Alpha warrants to acquire a total of 3,028,146 shares of our Common Stock.

On December 21, 2023, we consummated a private placement offering (the “December 2023 Offering”) pursuant to the November 2023 SPA with Generating Alpha for the purchase of (1) a convertible promissory note, dated December 21, 2023 and amended on March 11, 2024 (the “December 2023 Note”), having an initial principal amount of $4,000,000, (2) a common stock purchase warrant to purchase up to an aggregate of 757,036 shares of Common Stock at an exercise price of $1.78 per share of Common Stock (the “Warrant A”), and (3) a common stock purchase warrant to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $0.001 per share of common stock (the “Warrant B,” together with the Warrant A, the “December 2023 Offering Warrants”). The purchase price of the December 2023 Note was $3,640,000. The aggregate gross proceeds of the December 2023 Offering were approximately $3.6 million, before deducting fees to the placement agent and other expenses payable by us.

In connection with the November 2023 SPA, we entered into a Registration Rights Agreement, dated December 21, 2023 (the “December 2023 Registration Rights Agreement”), with Generating Alpha. The December 2023 Registration Rights Agreement provided that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the December 2023 Registration Rights Agreement) with the SEC.

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On March 11, 2024, we entered into a second amendment agreement (the “Second Amendment”) to the November 2023 SPA with Generating Alpha, pursuant to which (1) the exercise price of each of the Warrant A and the Warrant C (as described in the November 2023 SPA) has been amended from $1.78 per share of common stock to $0.001 per share, and (2) we shall promptly effect a reverse stock split in the event that the closing price of our common stock falls below $0.25 per share for a period of five consecutive trading days.

In connection with the Second Amendment, we entered into an amendment to the December 2023 Note with Generating Alpha, pursuant to which in no event shall the conversion price be less than $0.25.

EF Hutton LLC acted as placement agent for the financing.

Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard

On February 29, 2024, we received a deficiency letter (the “Letter”) from the Staff indicating that unless we request a hearing before the Nasdaq Hearings Panel (the “Panel”) by March 7, 2024, our securities will be delisted from The Nasdaq Capital Market based upon our non-compliance with the Minimum Bid Requirement as set forth in Nasdaq Listing Rule 5550(a)(2). The Letter specified that we are not in compliance with the Minimum Bid Requirement for continued listing on The Nasdaq Capital Market (Nasdaq Listing Rule 5550(a)(2)), as the bid price for our listed securities closed at less than $1 per share for the previous 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), as we previously implemented two reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, we are not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A).

On March 6, 2024, we requested a hearing before the Panel to appeal the determination made by the Staff which was scheduled for May 2, 2024, and the suspension of our securities was stayed pending the Panel’s decision. On April 15, 2023 we received a letter from the Panel that based on our written appeal, Nasdaq has granted an extension until August 27, 2024 provided that we effect a reverse stock split no later than August 13, 2024 to regain compliance with the Minimum Bid Requirement.

Non-Binding Letter of Intent with Arctic7

On March 5, 2024, we signed a non-binding letter of intent to acquire Arctic7, Inc. (“Arctic7”), an emerging gaming industry service provider, through the issuance of shares of our Common Stock. Arctic7 is currently engaged in the business of providing full game development, co-development, transmedia and virtual production services to its customers and partners.

March 2024 SPA for Equity Line of Credit with Generating Alpha

On March 11, 2024, we entered into a Securities Purchase Agreement (the “March 2024 SPA”) with Generating Alpha pursuant to which we have agreed to issue and sell to Generating Alpha from time to time up to $25 million worth of Common Stock.

Pursuant to the March 2024 SPA, we may require Generating Alpha to purchase shares of Common Stock by delivering put notices to Generating Alpha, subject to certain conditions set forth therein, at a purchase price of 85% of the lowest traded price of our Common Stock during the 10 trading days immediately preceding the date 10 business days after the date the put shares have been accepted and cleared by Generating Alpha’s brokerage firm. As of the date of this prospectus, we have not requested any drawdown on the equity line of credit. We have agreed to issue to Generating Alpha as a commitment fee a Common Stock Purchase Warrant (the “March 2024 Warrant”) for 2,314,814 shares of Common Stock with an exercise price of $0.001 per share.

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In connection with the March 2024 SPA, we entered into a Registration Rights Agreement (the “March 2024 Registration Rights Agreement”) with Generating Alpha, pursuant to which we have agreed to use our commercially reasonable efforts to file a registration statement (the “Registration Statement”) with the SEC on a date no later than sixty (60) days following the date thereof and to have the Registration Statement declared effective by the SEC within thirty (30) calendar days, but no more than ninety (90) calendar days, after we have filed the Registration Statement.

On April 24, 2024, we entered into an omnibus amendment agreement with Generating Alpha pursuant to which (1) the March 2024 SPA was amended to clarify that the calculation of the number of put shares issuable by us without any shareholder approval required by an exchange shall include all shares of Common Stock beneficially owned by Generating Alpha, and (2) the March 2024 Warrant was amended to remove its alternative cashless exercise feature.

April 2024 SPA for Convertible Promissory Note and Warrants with Generating Alpha

On April 1, 2024, we entered into a Securities Purchase Agreement (the “April 2024 SPA”) with Generating Alpha pursuant to which we have agreed to sell a convertible promissory note (the “April 2024 Note”, and together with the December 2023 Note, the “Notes”), having an initial principal amount of $650,000, for a price of $520,000. In connection with the purchase and sale of the April 2024 Note, we issued Generating Alpha a common stock purchase warrant to acquire a total of 962,962 shares of our Common Stock. The transactions closed on April 4, 2024.

In connection with the April 2024 SPA, we entered into a Registration Rights Agreement, dated April 1, 2024 (the “April 2024 Registration Rights Agreement”), with Generating Alpha. The April 2024 Registration Rights Agreement provided that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the April 2024 Registration Rights Agreement) with the SEC.

On April 24, 2024, we entered into a first amendment agreement (the “First Amendment”) to the April 2024 SPA with Generating Alpha pursuant to which we shall promptly effect a reverse stock split in the event that the closing price of our Common Stock falls below $0.25 per share for a period of five consecutive trading days.

In connection with the First Amendment, we entered into an amendment to the April 2024 Note with Generating Alpha pursuant to which in no event shall the conversion price be less than $0.17.

EF Hutton LLC acted as placement agent for the financing.

March, April and May 2024 Private Placements

In March and April of 2024, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we have agreed to sell a convertible promissory note (the “March and April Private Note”), having an aggregate initial principal amount of $402,500, for a price of $402,500. The March and April Private Notes accrue interest at 10% and mature upon the earlier of one year or the consummation of a financing transaction of $10 million or more.

In May 2024, we entered into a Securities Purchase Agreement with certain accredited investors to which we have agreed to sell a convertible promissory note (the “May Note”), having an aggregate initial principal amount of $402,500, for a price of $402,500. The May Notes will convert on the same terms and on the same day as the date our next equity offering.

In June 2024, we issued a promissory note to an accredited investor with an initial principal amount of $235,000. The note accrues interest at 10% for a period of 90 days and matures in 90 days (with an option for the Company to extend for an additional 90 days) and has 50% warrant coverage.

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Waiver to November 2023 SPA and April 2024 SPA

On July 18, 2024, the Company entered into a consent and waiver (the “Waiver”) to November 2023 SPA and April 2024 SPA with Generating Alpha, pursuant to which Generating Alpha consented to this offering and waived any and all restrictions or prohibitions in the Purchase Agreements and all other transaction documents relating to the Financing. As consideration for the Waiver, the Company agreed to the following: (i) 35% of net proceeds received from this offering will be utilized to repay the principal balances outstanding on the December 2023 Note and April 2024 Note, and the repayments are subject to the 130% optional redemption right under Section 4.1 of the December 2023 Note and the April 2024 Note; (ii) the Company shall use its best efforts to obtain approval of the Nasdaq to reset the conversion floor price of the November 2023 Notes to 20% of Nasdaq Official Closing Price as of the date of the Waiver, (iii) a one-time issuance of a pre-funded warrant (the “July 2024 Waiver Warrant”) to purchase $750,000 worth of shares of Common Stock at an exercise price of $0.0001 to Generating Alpha, in a form substantially similar to the warrants issued pursuant to the April 2024 SPA, and (iv) waive the requirement to reinvest a percentage of any realized net profit as defined under Section 6.09 of the November 2023 SPA.

Our Corporate Information

Our principal executive offices are located at 2060 NW Boca Raton, Suite #6, Boca Raton, Florida 33431. Our telephone number is (561) 287-5776. Our website address is www.gromsocial.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Units offered by us:	Up to 9,869,233 Units in a firm commitment underwritten offering. Each Unit consists of: (i) one share of Common Stock; (ii) two Series A Warrants; and (iii) one Series B Warrant. Each Warrant is exercisable for one share of Common Stock.

Pre-Funded Units offered by us:

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Units, up to 9,869,233 Pre-Funded Units to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering.

Each Pre-Funded Unit consists of: (i) one Pre-Funded Warrant exercisable for one share of Common Stock; (ii) two Series A Warrant to purchase one share of Common Stock; and (iii) one Series B Warrant to purchase one share of Common Stock.

The purchase price of each Pre-Funded Unit is equal to the price at which the Units are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in each Pre-Funded Unit is $0.0001 per share.

The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue two Series A Warrants and one Series B Warrant as part of each Unit or Pre-Funded Unit, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold. This offering also relates to the shares of Common Stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Warrants offered by us:

The Series A Warrants are exercisable upon issuance and have an exercise price of $0.4053 per share of Common Stock (subject to certain anti-dilution and share combination event protections) and have a term of 5.5 years from issuance date.

The Series B Warrants will be exercisable following the Reset Date (as defined in the Series B Warrant), will have an exercise price of $0.0001 per share of Common Stock and will have a term of 5.5 years from the issuance date.

The exercise price and number of shares of Common Stock issuable under the Series A Warrants are subject to adjustment and the number of shares of Common Stock issuable under the Series B Warrant will be determined following the 11th trading day after the issuance date (the “Reset Date”), and to be determined pursuant to the lowest daily average trading price of the Common Stock during the Reset Period (as defined in the Series B Warrant), subject to a pricing floor of $0.0811 per share of Common Stock, such that the maximum number of shares of Common Stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 19,738,466 shares and 39,452,592 shares, respectively.

The Common Stock and Pre-Funded Warrants, and the accompanying Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the Common Stock issuable upon exercise of the Warrants.

Common Stock outstanding prior to this offering:	9,021,617 shares

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Common Stock to be outstanding after the offering(1):	18,890,850 shares (assuming no issuance of Pre-Funded Units, and no Warrants issued in this offering are exercised and the underwriters do not exercise the over-allotment).

Use of Proceeds:	We expect to receive net proceeds of approximately $3.3 million, after deducting underwriting fees and expenses and other offering expenses (assuming the sale of all securities offered hereby, at the assumed public offering price of $0.4053 per Unit, no issuance of Pre-Funded Units, and no Warrants issued in this offering are exercised and the underwriters’ do not exercise the over-allotment). We intend to use all of the net proceeds we receive from this offering as follows: up to 35% from the net proceeds of this Offering or $1.1 million will be used to pay off part of the December 2023 Note and the April 2024 Note, and the remainder for the acquisition, research and development of original content and technology, strategic partnerships, and for working capital, capital expenditures and general corporate purposes.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 11 before deciding to invest in our securities.

Trading Symbols:	Our Common Stock and registered warrants are currently quoted on The Nasdaq Capital Market under the trading symbols “GROM” and “GROMW,” respectively. There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on Nasdaq, any other national securities exchange or any other trading market. Without an active trading market, the liquidity of the Warrants or the Pre-Funded Warrants will be extremely limited.

(1) The shares of Common Stock outstanding and the shares of Common Stock to be outstanding after this offering is based on 9,021,617 shares outstanding as of July 18, 2024. The number excludes an aggregate of up to approximately 31,228,222 shares of Common Stock based upon the following:

(i)	347 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1,788.00 per share;

(ii)	8,063,401 shares of Common Stock issuable upon the exercise of outstanding Common Stock purchase warrants at a weighted average exercise price of $2.13 (which includes the warrants being registered under the Resale Prospectus which includes (a) 2,314,814 shares of common stock issuable upon the exercise of the March 2024 Warrant, (b) 962,962 shares of common stock issuable upon the exercise of the April 2024 Warrant, (c) April 2024 Note, (c) 1,923,570 common stock issuable upon the exercise the July 2024 Waiver Warrants);

(iii)	13,156,451 shares of Common Stock issuable upon the conversion by convertible promissory note holders of all of the outstanding principal amount and accrued and unpaid interest due, totaling $3,116,983 (which includes 3,823,530 shares of common stock issuable upon conversion of notes being registered under the Resale Prospectus, at the minimum conversion price of $0.17 per share, of our April 2024 Note);

(iv)	8,023 shares of Common Stock issuable upon the conversion of 9,243,309 shares of Series C 8% Convertible Preferred Stock; and

(v)	10,000,000 shares of Common Stock reserved for issuance under our Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”).

Except as otherwise indicated herein, all information in this prospectus assumes no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, no exercise of the Warrants issued in this offering, and no exercise of options issued under our 2020 Plan or of warrants described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our Common Stock and warrants, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our Common Stock and warrants could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to This Offering, Ownership of Our Securities

Our independent auditors concurred with our management’s assessment that raises concern as to our ability to continue as a going concern.

On a consolidated basis, we have incurred significant operating losses since inception. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. As of March 31, 2024, we have an accumulated deficit of $108.9 million.

Because we do not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about our ability to continue as a going concern. Therefore, we will need to raise additional funds and are currently exploring alternative sources of financing. Historically, we have raised capital through private placements of our equity securities and convertible notes and through officer loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of Common Stock or other securities and by obtaining short-term loans. We will be required to continue to do so until our consolidated operations become profitable.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “GROM.” In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to remain in compliance with Nasdaq’s listing standards or if we do later fail to comply and subsequently regain compliance with Nasdaq’s listing standards, that we will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq.

In the event that our Common Stock is delisted from Nasdaq due to our failure to continue to comply with any requirement for continued listing on Nasdaq, and is not eligible for quotation on another market or exchange, trading of our Common Stock could, again, be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink or the OTCQB tiers of the OTC marketplace. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange. See “Prospectus Summary—Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.”

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Risks related to our planned reverse stock split.

We are planning to effectuate a reverse stock split of our issued and outstanding shares of Common Stock, which may decrease the market price of our Common Stock and could negatively impact the liquidity of our Common Stock.

We have announced our intention to effectuate a reverse stock split of our issued and outstanding shares of Common Stock at a ratio to be determined by our Board of Directors within the range of 1-for 2 to 1-for 20. Although the primary purpose of the reverse stock split is to increase the market price of our Common Stock to ensure we regain compliance with the Nasdaq minimum bid price requirement, there can be no assurance that the reverse stock split will achieve this desired outcome. Further, the reverse stock split may decrease the liquidity of our Common Stock, as the reduced number of shares available in the market post-split could discourage trading and increase price volatility. Moreover, the perception of the reverse stock split among investors, analysts, and other market participants may be negative, which could lead to a decrease in the market price of our Common Stock. Additionally, the reverse stock split could potentially result in a significant number of our shareholders owning “odd lots” (less than 100 shares), which may be more difficult to sell or require higher transaction costs per share to sell, potentially affecting the liquidity of these shareholders’ investment in our Common Stock. Investors should carefully consider these risks, as they may result in a loss of value for shareholders.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our stockholders.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future; therefore, capital appreciation, if any, of our Common Stock, will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock, will be your sole source of gain for the foreseeable future.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our Common Stock.

Our Board of Directors (“Board”) has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our Common Stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing shareholders. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our Company.

Any of these actions could significantly adversely affect the investment made by holders of our Common Stock. Holders of our Common Stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Common Stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

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The voting and conversion rights of our issued and outstanding shares of Series C 8% Convertible Preferred Stock will have the effect of diluting the voting power of existing common stockholders.

Our authorized capital stock includes 25,000,000 shares of preferred stock, of which 2,000,000 shares are designated as Series A 10% Convertible Preferred Stock (“Series A Stock”), 10,000,000 shares are designated as Series B 8% Convertible Preferred Stock (“Series B Stock"), and 10,000,000 shares are designated as Series C 8% Convertible Preferred Stock (“Series C Stock”). As of July 18, 2024, no shares of our Series A Stock or Series B Stock, and 9,243,309 shares of Series C Stock, are issued and outstanding. The holders of our outstanding shares of Series C Stock may at any time, after the 6-month anniversary of the issuance of their shares of Series C Stock on May 20, 2021, convert such shares into shares of our Common Stock at a conversion price equal to $1,152.00. In addition, the Company may, at any time, require conversion of all or any of the Series C Stock then outstanding at a conversion price equal to an aggregate of $1,152.00. The conversion of shares of our Series C Stock will dilute your interests. If all of the shares of our Series C Stock were converted, we would have 8,023 additional shares of Common Stock issued and outstanding, which, based on the 9,021,617 shares outstanding as of July 18, 2024, would represent approximately 0.09% and 0.04% of our shares of Common Stock outstanding prior to and after this offering (assuming the consummation of this offering), respectively.

In addition, the holders of shares of our Series C Stock vote together as a single class with the holders of shares of our Common Stock, with each share entitling the holder to 1.5625 votes per share. Therefore, as of July 18, 2024, the holders of our 9,243,309 shares of Series C Stock, have an aggregate of approximately 14,442,671 votes, representing approximately 61.6% of our voting power.

The effects of the voting and conversion rights tied to shares of our Series C Stock may affect the rights of our common stockholders by, among other things, restricting dividends on our Common Stock, diluting the voting power of our common stockholders, reducing the market price of our Common Stock, or impairing the liquidation rights of our Common Stock.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of "blank check" preferred stock, with such designations rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our Company.

Our officers, directors and principal stockholders have significant voting power over our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and significant stockholders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control. Our directors, executive officers and holders of more than 5% of our Common Stock or preferred stock, together with their affiliates, currently beneficially own, in the aggregate, 0.11% of our outstanding Common Stock and 54.3% of our voting power beneficially and through proxies, and after this offering will beneficially own, in the aggregate, 0.05% of our outstanding Common Stock and 38.2% of our voting power beneficially and through proxies. As a result, these stockholders, acting together, would have significantly influence on the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have significantly influence on the management and affairs of our Company. Accordingly, this concentration of ownership might adversely affect the market price of our Common Stock by:

•	delaying, deferring or preventing a change in control of the Company;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

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Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders, or a large number of shares of our Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. After this offering, we will have 18,890,850 shares outstanding of our Common Stock, based on the 9,021,617 shares outstanding as of July 18, 2024 (and assuming the sale of all securities offered hereby and assuming no sale of any Pre-Funded Units, no exercise of the over-allotment option, and no exercise of the Warrants issued in connection with this offering). This includes the shares included in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks.”

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we may collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. We have also outsourced significant elements of our information technology infrastructure; as a result, we manage independent vendor relationships with third parties who are responsible for maintaining significant elements of our information technology systems and infrastructure and who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of our third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination or misuse of critical or sensitive information. The increasing sophistication and frequency of cybersecurity threats, including targeted data breaches, ransomware attacks designed to encrypt our data for ransom and other malicious cyber activities, pose a significant risk to the integrity and confidentiality of our data systems. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information, and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, political and social instability, acts of war, terrorist activity or other similar events. In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, the ongoing conflicts in the Middle East may further impact global economic conditions and market sentiments. This, in turn, could adversely affect the trading price of our shares of Common Stock and investor interest in us. The outcome of the Russia-Ukraine war and conflicts in the Middle East remain uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

Inflation may adversely affect our operations and financial results.

In periods of rising inflation, the cost of labor essential to operate our platform, among other things, may increase and as a consequence, our overall profit margin may be adversely affected.

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There is no public market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants.

There is no public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants offered by this prospectus, and we do not expect a market to develop. In addition, we do not intend to apply to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the warrants will be limited.

The Pre-Funded Warrants, Series A Warrants and Series B Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $0.4053 per share (100% of the assumed offering price per Unit), subject to adjustment, from time to time, until the 5.5 year anniversary from the date of issuance, after which date any unexercised Series A Warrants will expire and have no further value, and holders of the Pre-Funded Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $0.0001 per share, subject to adjustment, from time to time, until all of the Pre-Funded Warrants have been exercised; and commencing on the Reset Date (as defined in the Series B Warrant), holders of Series B Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $0.0001 per share, subject to adjustment, from time to time, until 5.5 year anniversary from the date of issuance, after which date any unexercised Series B Warrants will expire and have no further value.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants or Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants and Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants and Pre-Funded Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants and Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The warrants may have an adverse effect on the market price of our Common Stock and make it more difficult to effect a business combination.

We will be issuing Warrants and Pre-Funded Warrants to purchase shares of Common Stock as part of this offering. To the extent we issue shares of Common Stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the Warrants or Pre-Funded Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of Common Stock and reduce the value of the shares issued to complete the business combination. Accordingly, the warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the shares of Common Stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the warrants are exercised, you may experience dilution to your holdings.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock included in the Units and may experience additional dilution of your investment in the future.

The effective price per share of Common Stock included in the Units is substantially higher than the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming the sale of all 9,869,233 Units in this offering and no sale of any Pre-Funded Units, and no exercise of the over-allotment option, if you purchase Units in this offering, you will suffer immediate and substantial dilution of $0.03 per share, with respect to the net tangible book value of the Common Stock as of March 31, 2024. Furthermore, if outstanding options, warrants or notes are exercised or converted, as applicable, or the Warrants issued in connection with this offering are exercised, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Units in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

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If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our Common Stock or other securities by us or in the open market;

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•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.3 million (assuming the sale of all securities offered hereby, at the assumed public offering price of $0.4053 per Unit, equal to the closing sale price of our Common Stock on the Nasdaq on July 16, 2024, and assuming no sale of any Pre-Funded Units, no exercise of the over-allotment option, and no exercise of the Warrants issued in connection with this offering) ($3.9 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering as follows: up to 35% from the net proceeds of this Offering or $1.1 million will be used to pay off part of the December 2023 Note and the April 2024 Note, and the remainder $2.2 million will be used for the acquisition, research and development of original content and technology, strategic partnerships, and for working capital, capital expenditures and general corporate purposes.

The December 2023 Note has a five (5) year maturity with an interest at nine percent (9%) per calendar year and carries a nine percent (9%) of original issue discount. The Company agreed to make amortization payments each month in the amount of $83,033.42 in cash or in kind. The April 2024 Note has a one (1) year maturity with an interest at twelve percent (12%) per calendar year and carries a twenty percent (20%) of original issue discount.

The use of the proceeds represents management’s estimates based on current business and economic conditions. We will retain broad discretion over the use of the net proceeds of this offering which may result in an allocation of net proceeds in differing amounts than those listed above, or in entirely new areas. The amount and timing of these proposed expenditures will depend on a number of factors, including the progress of our user acquisition efforts, and any unforeseen cash needs. As a result, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be used in a way that does not yield a favorable, or any, return for us. Pending application of the net proceeds as described above, we intend to invest the proceeds in investment grade interest bearing instruments or will hold the proceeds in interest bearing or non-interest-bearing bank accounts.

Management believes that the proceeds from this offering will be sufficient to satisfy our cash needs for the next three to six months.

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DILUTION

If you purchase shares underlying the Units in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. The net tangible book value of our Common Stock on March 31, 2024 was approximately $3.7 million, or approximately $0.42 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our Common Stock outstanding.

After giving effect to the assumed sale by us of 9,869,233 shares underlying the Units (assuming the sale of all securities offered hereby, at the assumed public offering price of $0.4053 per Unit, the closing sale price of our Common Stock on The Nasdaq Capital Market on July 16, 2024, and assuming no sale of any Pre-Funded Units, no exercise of the over-allotment option and no exercise of the Warrants issued in connection with this offering), after deducting the underwriter’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $7.1 million, or approximately $0.38 per share. This represents an immediate decrease in net tangible book value of approximately $0.04 per share to existing stockholders and an immediate dilution of approximately $0.03 per share to new investors purchasing Units in this offering. The following table illustrates this per share dilution:

Assumed public offering price per Unit	$0.4053
Net tangible book value per share as of March 31, 2024	$0.42
Decrease in net tangible book value per share attributable to new investors in this offering	$(0.04)
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering	$0.38
Dilution per share to investors participating in this offering	$0.03

Each $0.10 increase (decrease) in the assumed public offering price of $0.4053 per Unit would increase (decrease) our as adjusted net tangible book value after this offering by $898,100, or $0.04 per share, and the dilution per share to new investors by $0.06 per share, assuming that the number of Units offered by us, as set forth above, remains the same and after deducting the underwriters’ fees and estimated offering expenses payable by us and no Pre-funded Units are sold in this offering.

The foregoing discussion and table does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2024:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale by us of 9,869,233 Units at the assumed public offering price of $0.4053 per Unit (assuming the sale of all securities offered hereby, at the assumed public offering price of $0.4053 per Unit, the closing sale price of our Common Stock on the Nasdaq on July 16, 2024, and assuming no sale of any Pre-Funded Units, no exercise of the over-allotment option and no exercise of the Warrants issued in connection with this offering), after deducting underwriting discounts and estimated offering expenses payable by us.

You should read this information together with our consolidated financial statements and related notes, as well as the information set forth under the headings “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	March 31, 2024
	Actual	As Adjusted
Cash and cash equivalents	$452,454	$3,786,954
Indebtedness due within one year	$107,116	$107,116
Total long-term debt, net of unamortized discounts - non-current portion	$8,245	$8,245
Stockholders’ equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 8,927,261 shares and 18,796,494 as adjusted shares outstanding	8,927	18,796
Series C preferred stock, $0.001 par value, 10,000,000 shares authorized; 9,243,309 shares outstanding	9,243	9,243
Additional paid-in capital	115,012,885	118,337,516
Accumulated deficit	(100,888,589)	(100,888,589)
Accumulated other comprehensive loss	(349,999)	(349,999)
Noncontrolling interests	795,158	795,158
Total stockholders' equity	14,587,625	17,922,125
Total capitalization	$14,702,986	$18,037,486

_________

The table and discussion above are based on 8,927,261 shares of Common Stock outstanding as of March 31, 2024.

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UNDERWRITING

EF Hutton LLC is acting as the representative of the underwriters in this offering (“EF Hutton” or the “Representative”). Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of Units and Pre-Funded Units set forth opposite the underwriter’s name below.

Underwriter	Units	Pre-Funded Units
EF Hutton LLC

Total

The underwriting agreement provides that the underwriters must buy all of the securities if they buy any of them. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ option to purchase additional securities to cover over-allotments, if any, as described below. Our securities are offered subject to a number of conditions, including:

•	receipt and acceptance of our securities by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option to buy up to an aggregate of up to 1,480,385 Units, less underwriting discounts and commissions, solely to cover over-allotments, if any and in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional securities as the number of Units and Pre-Funded Units to be purchased by it in the above table bears to the total number of Units and Pre-Funded Units offered by this prospectus. If this option is exercised in full for Units, the total offering price to the public will be approximately $4.6 million and the total net proceeds, before expenses and after deducting the underwriting commissions described below, to us will be approximately $4.2 million.

Underwriting Discount

The Units and Pre-Funded Units sold by the underwriters to the public will be offered at the offering price set forth on the cover of this prospectus. We will pay the underwriters a cash commission equal to eight percent (8.0%) of the gross proceeds from the sale of Units and Pre-funded Units sold in this offering. Any securities sold by the underwriters to securities dealers may be sold at a discount of up to $ per Unit from the public offering price of the Units or $ per Pre-Funded Unit from the public offering price of the Pre-Funded Units. The underwriters may offer the securities through one or more of their affiliates or selling agents. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the securities at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per Unit, less the amount paid by the underwriter to us per Unit, or in the case of the Pre-Funded Units, equal to the public offering price per Pre-Funded Unit, less the amount paid by the underwriters to us per Pre-Funded Unit. The underwriting discount was determined through an arms’ length negotiation between us and the Representative. We have agreed to sell the Units to the underwriters at the assumed offering price of $0.4053 per Unit , and in the case of the Pre-Funded Units, $0.4052 per Pre-Funded Unit.

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We have agreed to pay the underwriters’ out-of-pocket accountable expenses, including the underwriters’ legal fees and disbursements, up to a maximum amount of $95,000. Any portion of any advance shall be returned back to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $345,500, which includes the one percent (1%) non-accountable expense allowance payable to EF Hutton.

Tail Period

EF Hutton shall be entitled to a cash fee equal to eight percent (8%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by EF Hutton to us during the period from July 19, 2024 and the earlier to occur of (i) four (4) months from July 19, 2024, (ii) the final closing of this offering and (iii) the termination of the Engagement Letter dated as of July 19, 2024 (the “Engagement Agreement”) issued by EF Hutton to us (the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the four (4) month period following the expiration or termination of the Engagement Period, provided that such Tail Financing is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation.

Right of First Refusal

Until four (4) months from the closing date of this offering, EF Hutton will have an irrevocable right of first refusal, in its sole discretion, to act as exclusive financial advisor in connection with any acquisition or other effort by the Company to obtain control, directly or indirectly and whether in one or a series of transactions, of all or a significant portion of the assets or securities of a third party, or the sale or other transfer by the Company, whether in one or a series of transactions, of assets or securities, or any extraordinary corporate transaction, regardless of the form or structure of such transaction, or as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for all future public and private equity and debt offerings, including all equity-linked financings on terms and conditions customary to EF Hutton for such transactions. EF Hutton will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering has been negotiated between us and the Representative based on the trading of our shares of Common Stock prior to this offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of this offering and such other factors as were deemed relevant.

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Stock Exchange

Our shares of Common Stock and registered warrants are listed on The Nasdaq Capital Market under the symbols “GROM” and “GROMW,” respectively. There is no public market for the Pre-Funded Warrants and Warrants sold in this offering and we are not under any obligation to apply to have the Pre-Funded Warrants and Warrants listed on any securities exchange or quoted on an interdealer quotation system.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or an underwriter in its capacity as underwriter, and should not be relied upon by investors.

Regulation M

The underwriters may not engage in any stabilization activity in connection with our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed this offering.

Affiliations

The Representative and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Representative and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Representative and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Representative and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation, as amended and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

We have authorized capital stock consisting of 500,000,000 shares of Common Stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares have been designated as Series A 10% Convertible Preferred Stock (the “Series A Stock”), 10,000,000 shares have been designated as Series B 8% Convertible Preferred Stock (the “Series B Stock”), and 10,000,000 shares have been designated as Series C 8% Convertible Preferred Stock (the “Series C Stock”).

As of July 18, 2024, we had 9,021,617 shares of Common Stock and 9,243,309 shares of Series C Stock, issued and outstanding and no shares of Series A Stock or Series B Stock were issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors and senior ranked securities.

Preferred Stock

Series A Stock

Voting. The holders of our Series A Stock have the right to vote together with the holders of our Common Stock on an as-converted basis, with five votes for each share of Series A Stock, except that so long as any shares of Series A Stock are outstanding, we may not take any actions that would amend the rights, preferences or privileges of our Series A Stock without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class. Fractional votes by the holders of Series A Stock are not permitted and any fractional voting rights will be rounded to the nearest whole number, with one-half being rounded upward.

Maturity. The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or we redeem or otherwise repurchase the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of Common Stock, (ii) on parity with all equity securities issued by us with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) of the Company.

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Dividends. Cumulative dividends accrue on each share of Series A Stock at the rate of 10% (the “Dividend Rate”) of the stated value of $1.00, commencing on the date of issuance.

Dividends are payable monthly in arrears, beginning on March 31, 2019 and thereafter on the last calendar day of each month, and, at our discretion, may be paid in cash or in stock (the “PIK Dividend”) with such shares being valued at $0.25 per share (as may be adjusted as a result of stock splits, reverse splits, combinations, or similar transactions from time to time). Any fractional shares of a PIK Dividend may, at our discretion, be paid in cash or rounded up to the nearest share. All shares of Common Stock issued in payment of a PIK Dividend will upon issuance thereof, be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not we have earnings.

Liquidation Preference. In the event of a merger, sale of substantially all assets or stock, voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference equal to the (i) aggregate number of shares of Series A Stock outstanding multiplied by its stated value per share; and (ii) any accrued but unpaid dividends before any distribution of assets is made to holders of Common Stock or any other class or series of our capital stock that we may issue that ranks junior to the Series A Stock as to liquidation rights. If our assets are not sufficient to pay in full the liquidation preference, then the holders of Series A Stock will share ratably in any distribution.

The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

In the event of a sale of less than all or substantially all of the assets (by merger, asset sale, change of control, capital lease or long term license/lease spin off or otherwise of the Company or any subsidiary) with gross proceeds to the Company in excess of $1,500,000 whereby the assets sold exceeds the cost of assets acquired for GAAP purposes, then the holder of the Series A Stock will receive a “special dividend” from the Company equal to 25% of the value of such holder’s Series A Stock, payable in same form of consideration, as received by the Company.

Conversion. Each share of Series A Stock is convertible, at any time, into five shares of Common Stock.

If at any time, shares of Common Stock is changed into the same or a different number of shares of any class or classes of stock, by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (each a “Corporate Change”), (i) each holder of Series A Stock shall may convert such stock into the kind and amount of stock and other securities and property receivable upon such Corporate Change by a holder of the number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof and (ii) the PIK Dividend will be paid in shares of such kind and amount of stock and other securities and property receivable upon such Corporate Change as would have been received as such PIK Dividend immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof.

In the event that any of the following occurs (a) a declaration or payment of any dividend or other distribution on the Common Stock, without consideration, in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock; (b) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock; or (c) a combination or consolidation (by reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (each, a “Common Stock Event”), the (i) aggregate number of shares of Common Stock into which the Series A Stock may be converted (the “Conversion Shares”) in effect immediately prior to such Common Stock Event, and (ii) the common stock PIK Dividend Rate shall, simultaneously with the occurrence of such Common Stock Event, be proportionately decreased or increased, as appropriate. The Conversion Shares shall be readjusted in the same manner upon the occurrence of each subsequent Common Stock Event.

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Share Reservation. We are obligated to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, a sufficient number of its shares of Common Stock as shall from time to time be available to effect the conversion of all outstanding shares of the Series A Stock.

Redemption. The Series A Stock is not redeemable.

Transfer. The sale, offer to sell, contract to sell, assignment, pledge, hypothecation, encumbrance or other transfer of the Series A Stock or Common Stock issuable upon the conversion of the Series A Stock is restricted as provided in a subscription agreement for the shares between the Company and the purchaser or its successors and assigns.

Protective Provisions. So long as any shares of Series A Stock are outstanding, we may not take any actions (whether by merger, consolidation or otherwise) without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class, that would amend the rights, preferences or privileges of the Series A Stock.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	restricting dividends on the Common Stock;

•	diluting the voting power of the Common Stock; and

•	impairing the liquidation rights of the Common Stock.

As of the date of this prospectus, we have no shares of our Series A Stock issued and outstanding.

Series B Stock

Ranking. The Series B Stock ranks senior and prior to all other classes or series of our preferred stock and Common Stock.

Conversion. The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into Common Stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of Common Stock for each share of Series B Stock to be converted. In addition, we at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Voting. The holders of our Series B Stock vote together as a single class with the holders of shares of our Common Stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of our assets or acquire another business or effectuate any liquidation of the Company.

Dividends. Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in Common Stock in arrears quarterly commencing 90 days from issuance.

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Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to effect a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

As of the date of this prospectus, we have no shares of Series B Stock issued and outstanding.

Series C Stock

Designation and Amount. The number of shares constituting the Series C Preferred Stock shall be 10,000,000, with a stated value of $1.00 per share.

Ranking. The Series C Preferred Stock ranks senior and prior to all other classes or series of our preferred stock and Common Stock.

Dividends. Cumulative dividends accrue on each share of Series C Preferred Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in Common Stock in arrears quarterly commencing three months from the date of issuance.

Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock are entitled to $1.00 per share, plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series C Preferred Stock upon a liquidation until the holders of Series C Preferred Stock receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series C Preferred Stock, may elect to effect a merger, reorganization or consolidation of the Company, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of our assets, as a liquidation.

Voting. The holders of our Series C Preferred Stock vote together as a single class with the holders of our Common Stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock is required for the amendment to any of the terms of the Series C Preferred Stock, to create any additional class of stock unless the stock ranks junior to the Series C Preferred Stock, to make any distribution or dividend on any securities ranking junior to the Series C Preferred Stock, or to merge or sell all or substantially all of our assets or acquire another business or effectuate any liquidation of the Company.

Conversion. The holder may, at any time after the 6-month anniversary of the issuance of the shares of Series C Preferred Stock, convert such shares into Common Stock at a conversion rate of $1,152.00 per share. In addition, we may, at any time after the issuance of the shares, convert any or all of the outstanding shares of Series C Preferred Stock at a conversion rate of $1,152.00 per share.

As of July 18, 2024, we had 9,243,309 shares of Series C Stock issued and outstanding.

Stock Options

As of July 18, 2024, an aggregate of 347 shares of Common Stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $1,788.00 per share.

Warrants

As of July 18, 2024, warrants to purchase an aggregate of 8,063,401 shares of Common Stock at a weighted average exercise price of $2.13 are issued and outstanding and terms between 4.7 years and 5.0 years.

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DESCRIPTION OF Securities Being Offered in This Offering

We are offering (A) up to 9,869,233 Units, each Unit consisting of: (i) one share of our Common Stock; and (ii) two Series A Warrants, each having the right to purchase one share of Common Stock; and (iii) one Series B Warrant to purchase a number of shares of Common Stock, and (B) up to 9,869,233 Pre-Funded Units, each Pre-Funded Unit consisting of: (i) one Pre-Funded Warrant exercisable for one share of Common Stock; (ii) two Series A Warrants, each having the right to purchase one share of Common Stock; and (iii) one Series B Warrant to purchase a number of shares of Common Stock. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue two Series A Warrants and one Series B Warrant as part of each Unit or Pre-Funded Unit, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold. The Units and the Pre-Funded Units have no stand-alone rights and will not be issued or certificated. The shares of Common Stock and/or Pre-Funded Warrants, as the case may be, and the Warrants can only be purchased together in this offering but the securities contained in the Units or Pre-Funded Units will be issued separately. We are also registering the Common Stock issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby.

Warrants and Pre-Funded Warrants Being Offered in This Offering

The following summary of certain terms and provisions of the Warrants and Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of Warrant and Pre-Funded Warrant, all of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of Warrants and Pre-Funded Warrant.

Pursuant to warrant agent agreement between us and Equiniti Trust Company, as Warrant and Pre-Funded Warrant agent, the Warrants and Pre-Funded Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Warrants are exercisable at any time after their original issuance up to the date that is five and a half years after their original issuance. Each of the Warrants and the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants or Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants or Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrants or Pre-Funded Warrants, as applicable.

No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant or Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants and Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of each Pre-Funded Warrant included in each Pre-Funded Unit is $0.0001 per share.

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The Series A Warrants are exercisable upon issuance and have an exercise price of $0.4053 per share of Common Stock (subject to certain anti-dilution and share combination event protections) and have a term of 5.5 years from issuance date.

The Series B Warrants will be exercisable following the Reset Date (as defined in the Series B Warrant), will have an exercise price of $0.0001 per share of Common Stock and will have a term of 5.5 years from the issuance date.

The exercise price and number of shares of Common Stock issuable under the Series A Warrants are subject to adjustment and the number of shares of Common Stock issuable under the Series B Warrant will be determined following the 11th trading day after the issuance date (the “Reset Date”), and to be determined pursuant to the lowest daily average trading price of the Common Stock during the Reset Period (as defined in the Series B Warrant), subject to a pricing floor of $0.0811 per share of Common Stock, such that the maximum number of shares of Common Stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 19,738,466 shares and 39,452,592 shares, respectively.

Transferability. Subject to applicable laws, the Warrants and the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Warrants or Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Warrants or the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Warrant or Pre-Funded Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally in the case of Series B Warrant, as more fully described in the Series B Warrant, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the Warrants on the date of consummation of such fundamental transaction.

Governing Law. The Pre-Funded Warrants and the Warrants are governed by New York law.

Transfer Agent and Warrant Agent

The transfer agent and warrant agent for the shares our Common Stock and warrants is Equiniti Trust Company.

Registration Rights

None of the holders of shares of our Common Stock or their transferees, are entitled to certain rights with respect to the registration of the offer and sale of those shares under the Securities Act. If the offer and sale of these shares is registered, the shares will be freely tradable without restriction under the Securities Act, and a large number of shares may be sold into the public market.

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Anti-Takeover Provisions

As described above, our articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult.

Certain provisions of Florida law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Florida Law

The FBCA contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The FBCA also provides that an “affiliated transaction” between a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The FBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.

These laws could delay or prevent an acquisition.

In addition, we are subject to Section 607.0902 of the FBCA, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called by of our Board, our President and by a demand delivered to the Company of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2023 and December 31, 2022 have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the units, Common Stock and warrants offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Grom Social Enterprises, Inc., 2060 NW Boca Raton, Suite #6, Boca Raton, Florida 33431 or (561) 287-5776.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file with the SEC in the future will update and supersede the current information in, and incorporated by reference in, this prospectus until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form unless such form expressly provides to the contrary), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 20, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on March 6, 2024, March 7, 2024, March 15, 2024, April 5, 2024, April 24, 2024 and July 22, 2024.

•	Our preliminary and definitive information statements on Schedules PRE 14C and DEF 14C, respectively, filed with the SEC on May 9, 2024, and May 21, 2024, respectively.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.gromsocial.com. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(561) 287-5776

Attention: Corporate Secretary

Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding the issuers that file electronically with the SEC, including the Company, and can be accessed free of charge on the SEC’s website, www.sec.gov.

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Up to 9,869,233 Units

Each Unit consisting of:

One share of Common Stock

Two Series A Warrants, each having the right to purchase one share of Common Stock

One Series B Warrant to purchase a number of shares of Common Stock

Up to 9,869,233 Pre-Funded Units

Each Pre-Funded Unit consisting of:

One Pre-Funded Warrant purchase one share of Common Stock

Two Series A Warrants, each having the right to purchase one share of Common Stock

One Series B Warrant to purchase a number of shares of Common Stock

Up to 19,738,466 Shares of Common Stock Underlying Series A Warrants

Up to 39,452,592 Shares of Common Stock Underlying Series B Warrants and

Up to 9,869,233 Shares of Common Stock Underlying the Pre-Funded Warrants

GROM SOCIAL ENTERPRISES, INC.

PROSPECTUS

EF Hutton LLC

_______________, 2024

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 25, 2024

Up to 9,024,876 Shares of Common Stock

GROM SOCIAL ENTERPRISES, INC.

This prospectus relates to the offer and resale, from time to time, of up to an aggregate of 9,024,876 shares of our common stock, par value $0.001 per share, consisting of:

(1) MARCH 2024 SPA

2,314,814 shares of common stock issuable upon the exercise of our common stock purchase warrant (the “March 2024 Warrant”) issued to the Selling Stockholder in connection with the securities purchase agreement by and between Generating Alpha Ltd., a Saint Kitts and Nevis Corporation (the “Selling Stockholder” or “Generating Alpha”) and us, dated March 11, 2024 and as amended on April 24, 2024 (the “March 2024 SPA”), as a commitment fee, at an exercise price of $0.001 per share;

(2) APRIL 2024 SPA

a.

3,823,530 shares of common stock issuable upon the conversion, at the minimum conversion price of $0.17 per share, of our convertible promissory note, dated April 4, 2024 and as amended on April 24, 2024 (the “April 2024 Note”, and together with the December 2023 Note, the “Notes”), having an initial principal amount of $650,000, sold in a private placement offering (the “April 2024 Offering”) pursuant to the securities purchase agreement, dated April 1, 2024 and as amended on April 24, 2024 (the “April 2024 SPA”), entered into by and between the Selling Stockholder and us; and

b.

962,962 shares of common stock issuable upon the exercise of our common stock purchase warrant (the “April 2024 Warrant”), issued to the Selling Stockholder in connection with the April 2024 SPA, at an exercise price of $0.001 per share.

(3) Waiver to November 2023 SPA and April 2024 SPA

1,923,570 shares of common stock issuable upon exercise of a pre-funded warrant (the “July 2024 Waiver Warrant,” and together with the March 2024 Warrant and the April 2024 Warrant, the “Warrants”) issued to the Selling Stockholder pursuant to a waiver to the securities purchase agreement dated November 9, 2023 and as amended on November 20, 2023 and March 11, 2024 (the “November 2023 SPA”) and the April 2024 SPA, entered into by and between the Selling Stockholder and us on July 18, 2024.

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares of our common stock by the Selling Stockholder. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $3,470.13.

We will pay the expenses of registering the shares of common stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. The Selling Stockholder may sell our shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholder may sell shares will be determined by the prevailing market price for our common stock or in negotiated transactions.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “GROM.” On July 16, 2024, the last reported sale price for our common stock on The Nasdaq Capital Market was $0.4053 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2024.

GROM SOCIAL ENTERPRISES, INC.

TABLE OF CONTENTS

Page
About This Prospectus	Alt-1
Prospectus Summary	Alt-2
Use of Proceeds	Alt-9
Selling Stockholders	Alt-10
Plan of Distribution	Alt-13
Legal Matters	Alt-15

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholder named herein (the “Selling Stockholder”) have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder is not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholder have done anything that would permit this offering (the “Resale Offering”) or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus applicable to that jurisdiction.

If required, each time the Selling Stockholder offers shares of common stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this Resale Offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference” before buying any of the securities offered.

Unless the context otherwise requires, the terms “the Company,” “we,” “us” and “our” refer to Grom Social Enterprises, Inc. and our subsidiaries.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Alt-1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Common Stock. We urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus entitled “Risk Factors” for more information about important risks that you should consider before investing in our common stock.

Overview

We were incorporated in the State of Florida on April 14, 2014 under the name Illumination America, Inc.

On August 17, 2017, we acquired Grom Holdings, Inc., a Delaware corporation (“GHLD”), pursuant to a share exchange agreement (the “Share Exchange Agreement”) entered into on May 15, 2017 (the “Share Exchange”). In connection with the Share Exchange, the Company acquired 100% of the outstanding shares of capital stock of GHLD from GHLD’s stockholders in exchange for an aggregate of 5,774 shares of Common Stock. As a result of the Share Exchange, the stockholders of GHLD acquired approximately 92% of the Company’s then-issued and outstanding shares of common stock and GHLD became a wholly-owned subsidiary of the Company. In connection with the Share Exchange, on August 17, 2017, we changed our name to Grom Social Enterprises, Inc. (the “Company” or “GROM”).

We are a media, technology and entertainment company that focuses on (i) delivering content to children under the age of 13 years in a safe secure platform that is compliant with Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content. We operate our business through the following subsidiaries:

•	Grom Social, Inc. (“GSOC”), incorporated in the State of Florida on March 5, 2012, operates our social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TDH”), incorporated in Hong Kong on September 15, 2005, operates through its two wholly-owned subsidiaries: (i) Top Draw Animation Hong Kong Limited (“TDAHK”), a Hong Kong corporation, and (ii) Top Draw Animation, Inc. (“TDAM”), a Philippines corporation. The group’s principal activities are the production of animated films and televisions series.

•	Grom Educational Services, Inc. (“GEDU”), incorporated in the State of Florida on January 17, 2017, operates our web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNUT”), incorporated in the State of Florida on April 19, 2017, intends to market and distribute nutritional supplements to children. It has been nonoperational since its inception.

•	Curiosity Ink Media, LLC (“CIM”), organized in the State of Delaware on January 9, 2017, develops, acquires, builds, grows and maximizes the short, mid and long-term commercial potential of kids and family entertainment properties and associated business opportunities.

Alt-2

We own 100% of each of GSOC, TDH, GEDU and GNUT, and 80% of CIM. We are headquartered in Boca Raton, Florida with offices in Los Angeles, California; Salt Lake City, Utah; Peachtree Corners, Georgia; and Manila, Philippines.

We have three reportable business segments: Animation, which includes TDH; Original Content, which includes CIM; and Social & Technology, which includes GSOC and GEDU.

Recent Developments

September 2023 Reverse Stock Split

On June 23, 2023, our Board and shareholders approved the granting of authority to the Board to amend our articles of incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-20, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date as determined by the Board in its sole discretion. On September 7, 2023, our Board effected a 1-for-20 reverse stock split in connection with the continued listing of our Common Stock on Nasdaq.

The reverse stock split did not have any impact on the number of authorized shares of Common Stock, which remains at 500,000,000 shares.

Anticipated Reverse Stock Split

On April 24, 2024, our Board and shareholders approved the granting of authority to the Board to amend our articles of incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of our Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-20, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date as determined by the Board in its sole discretion. The reverse stock split will not have any impact on the number of authorized shares of Common Stock, which will remain at 500,000,000 shares.

November 2023 SPA for Convertible Promissory Note and Warrants with Generating Alpha and Amendments

On November 9, 2023, we entered into a Securities Purchase Agreement (as amended on November 20, 2023 and March 11, 2024, the “November 2023 SPA”) with Generating Alpha pursuant to which we have agreed to sell two convertible promissory notes, with each note having an initial principal amount of $4,000,000, for a price of $3,640,000 per note. In connection with the purchase and sale of the notes, we have agreed to issue to Generating Alpha warrants to acquire a total of 3,028,146 shares of our Common Stock.

On December 21, 2023, we consummated a private placement offering (the “December 2023 Offering”) pursuant to the November 2023 SPA with Generating Alpha for the purchase of (1) a convertible promissory note, dated December 21, 2023 and amended on March 11, 2024 (the “December 2023 Note”), having an initial principal amount of $4,000,000, (2) a common stock purchase warrant to purchase up to an aggregate of 757,036 shares of Common Stock at an exercise price of $1.78 per share of common stock (the “Warrant A”), and (3) a common stock purchase warrant to purchase up to an aggregate of 757,036 shares of Common Stock at an exercise price of $0.001 per share of common stock (the “Warrant B,” together with the Warrant A, the “December 2023 Offering Warrants”). The purchase price of the December 2023 Note was $3,640,000. The aggregate gross proceeds of the December 2023 Offering were approximately $3.6 million, before deducting fees to the placement agent and other expenses payable by us.

In connection with the November 2023 SPA, we entered into a Registration Rights Agreement, dated December 21, 2023 (the “December 2023 Registration Rights Agreement”), with Generating Alpha. The December 2023 Registration Rights Agreement provided that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the December 2023 Registration Rights Agreement) with the SEC.

Alt-3

On March 11, 2024, we entered into a second amendment agreement (the “Second Amendment”) to the November 2023 SPA with Generating Alpha, pursuant to which (1) the exercise price of each of the Warrant A and the Warrant C (as described in the November 2023 SPA) has been amended from $1.78 per share of common stock to $0.001 per share, and (2) we shall promptly effect a reverse stock split in the event that the closing price of our common stock falls below $0.25 per share for a period of five consecutive trading days.

In connection with the Second Amendment, we entered into an amendment to the December 2023 Note with Generating Alpha, pursuant to which in no event shall the conversion price be less than $0.25.

EF Hutton LLC acted as placement agent for the financing.

Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard

On February 29, 2024, we received a deficiency letter (the “Letter”) from the Staff indicating that unless we request a hearing before the Nasdaq Hearings Panel (the “Panel”) by March 7, 2024, our securities will be delisted from The Nasdaq Capital Market based upon our non-compliance with the Minimum Bid Requirement as set forth in Nasdaq Listing Rule 5550(a)(2). The Letter specified that we are not in compliance with the Minimum Bid Requirement for continued listing on The Nasdaq Capital Market (Nasdaq Listing Rule 5550(a)(2)), as the bid price for our listed securities closed at less than $1 per share for the previous 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), as we previously implemented two reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, we are not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A).

On March 6, 2024, we requested a hearing before the Panel to appeal the determination made by the Staff which was scheduled for May 2, 2024, and the suspension of our securities was stayed pending the Panel’s decision. On April 15, 2023 we received a letter from the Panel that based on our written appeal, Nasdaq has granted an extension until August 27, 2024 provided that we effect a reverse stock split no later than August 13, 2024 to regain compliance with the Minimum Bid Requirement.

Non-Binding Letter of Intent with Arctic7

On March 5, 2024, we signed a non-binding letter of intent to acquire Arctic7, Inc. (“Arctic7”), an emerging gaming industry service provider, through the issuance of shares of our Common Stock. Arctic7 is currently engaged in the business of providing full game development, co-development, transmedia and virtual production services to its customers and partners.

March 2024 SPA for Equity Line of Credit with Generating Alpha

On March 11, 2024, we entered into a Securities Purchase Agreement (the “March 2024 SPA”) with Generating Alpha pursuant to which we have agreed to issue and sell to Generating Alpha from time to time up to $25 million worth of Common Stock.

Pursuant to the March 2024 SPA, we may require Generating Alpha to purchase shares of Common Stock by delivering put notices to Generating Alpha, subject to certain conditions set forth therein, at a purchase price of 85% of the lowest traded price of our Common Stock during the 10 trading days immediately preceding the date 10 business days after the date the put shares have been accepted and cleared by Generating Alpha’s brokerage firm. As of the date of this prospectus, we have not requested any drawdown on the equity line of credit. We have agreed to issue to Generating Alpha as a commitment fee a Common Stock Purchase Warrant (the “March 2024 Warrant”) for 2,314,814 shares of Common Stock with an exercise price of $0.001 per share.

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In connection with the March 2024 SPA, we entered into a Registration Rights Agreement (the “March 2024 Registration Rights Agreement”) with Generating Alpha, pursuant to which we have agreed to use our commercially reasonable efforts to file a registration statement (the “Registration Statement”) with the SEC on a date no later than sixty (60) days following the date thereof and to have the Registration Statement declared effective by the SEC within thirty (30) calendar days, but no more than ninety (90) calendar days, after we have filed the Registration Statement.

On April 24, 2024, we entered into an omnibus amendment agreement with Generating Alpha pursuant to which (1) the March 2024 SPA was amended to clarify that the calculation of the number of put shares issuable by us without any shareholder approval required by an exchange shall include all shares of Common Stock beneficially owned by Generating Alpha, and (2) the March 2024 Warrant was amended to remove its alternative cashless exercise feature.

April 2024 SPA for Convertible Promissory Note and Warrants with Generating Alpha

On April 1, 2024, we entered into a Securities Purchase Agreement (the “April 2024 SPA”) with Generating Alpha pursuant to which we have agreed to sell a convertible promissory note (the “April 2024 Note”), having an initial principal amount of $650,000, for a price of $520,000. In connection with the purchase and sale of the April 2024 Note, we issued Generating Alpha a common stock purchase warrant to acquire a total of 962,962 shares of our Common Stock. The transactions closed on April 4, 2024.

In connection with the April 2024 SPA, we entered into a Registration Rights Agreement, dated April 1, 2024 (the “April 2024 Registration Rights Agreement”), with Generating Alpha. The April 2024 Registration Rights Agreement provided that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the April 2024 Registration Rights Agreement) with the SEC.

On April 24, 2024, we entered into a first amendment agreement (the “First Amendment”) to the April 2024 SPA with Generating Alpha pursuant to which we shall promptly effect a reverse stock split in the event that the closing price of our Common Stock falls below $0.25 per share for a period of five consecutive trading days.

In connection with the First Amendment, we entered into an amendment to the April 2024 Note with Generating Alpha pursuant to which in no event shall the conversion price be less than $0.17.

EF Hutton LLC acted as placement agent for the financing.

March, April and May 2024 Private Placements

In March and April of 2024, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we have agreed to sell a convertible promissory note (the “March and April Private Note”), having an aggregate initial principal amount of $402,500, for a price of $402,500. The March and April Private Notes accrue interest at 10% and mature upon the earlier of one year or the consummation of a financing transaction of $10 million or more.

In May 2024, we entered into a Securities Purchase Agreement with certain accredited investors to which we have agreed to sell a convertible promissory note (the “May Note”), having an aggregate initial principal amount of $402,500, for a price of $402,500.  The May Notes will convert on the same terms and on the same day as the date our next equity offering.

In June 2024, we issued  a promissory note to an accredited investor with an initial principal amount of $235,000. The note accrues interest at 10% for a period of 90 days and matures in 90 days (with an option for the Company to extend for an additional 90 days) and has 50% warrant coverage.

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Waiver to November 2023 SPA and April 2024 SPA

On July 18, 2024, the Company entered into a consent and waiver (the “Waiver”) to November 2023 SPA and April 2024 SPA with Generating Alpha, pursuant to which Generating Alpha consented to the offering as described in the Public Offering Prospectus and waived any and all restrictions or prohibitions in the Purchase Agreements and all other transaction documents relating to the Financing. As consideration for the Waiver, the Company agreed to the following: (i) 35% of net proceeds received from the offering described in the Public Offering Prospectus will be utilized to repay the principal balances outstanding on the December 2023 Note and April 2024 Note, and the repayments are subject to the 130% optional redemption right under Section 4.1 of the December 2023 Note and the April 2024 Note; (ii) the Company shall use its best efforts to obtain approval of the Nasdaq to reset the conversion floor price of the November 2023 Notes to 20% of Nasdaq Official Closing Price as of the date of the Waiver, (iii) a one-time issuance of a pre-funded warrant (the “July 2024 Waiver Warrant”) to purchase $750,000 worth of shares of Common Stock at an exercise price of $0.0001 to Generating Alpha, in a form substantially similar to the warrants issued pursuant to the April 2024 SPA, and (iv) waive the requirement to reinvest a percentage of any realized net profit as defined under Section 6.09 of the November 2023 SPA.

Our Corporate Information

Our principal executive offices are located at 2060 NW Boca Raton, Suite #6, Boca Raton, Florida 33431. Our telephone number is (561) 287-5776. Our website address is www.gromsocial.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Securities offered by the Selling Stockholder:	Up to an aggregate of 9,024,876 shares of our common stock, par value $0.001 per share, consisting of:

(1)	MARCH 2024 SPA

2,314,814 shares of common stock issuable upon the exercise of the March 2024 Warrant, issued to the Selling Stockholder in connection with the March 2024 SPA as a commitment fee, at an exercise price of $0.001 per share;

(2)	APRIL 2024 SPA

	a.	3,823,530 shares of common stock issuable upon the conversion, at the minimum conversion price of $0.17 per share, of the April 2024 Note, having an initial principal amount of $650,000, sold in the April 2024 Offering pursuant to the April 2024 SPA, entered into by and between the Selling Stockholder and us; and

	b.	962,962 shares of common stock issuable upon the exercise of the April 2024 Warrant, issued to the Selling Stockholder in connection with the April 2024 SPA, at an exercise price of $0.001 per share.

(3)	Waiver to November 2023 SPA and April 2024 SPA

1,923,570 shares of common stock issuable upon exercise of July 2024 Waiver Warrant issued to the Selling Stockholder pursuant to a waiver to the November 2023 SPA and the April 2024 SPA, entered into by and between the Selling Stockholder and us on July 18, 2024.

Common stock outstanding prior to the Offering:	9,021,617 shares.

Common stock to be outstanding after the Offering(1):	18,890,850 shares (assuming no issuance of Pre-Funded Units, and no Warrants issued in the offering described in the Public Offering Prospectus are exercised and the underwriters’ do not exercise the over-allotment).

Use of Proceeds:	We will not receive any proceeds from the sale by the Selling Stockholder of the shares of common stock being offered by this prospectus. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $3,470.13. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes.

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Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 11 before deciding to invest in our securities.

Trading Symbols:	Our common stock and registered warrants are currently listed on The Nasdaq Capital Market under the trading symbols “GROM” and “GROMW,” respectively.

(1) The shares of common stock outstanding to be outstanding after this Resale Offering is based on 9,021,617 shares outstanding as of July 18, 2024. The number excludes an aggregate of up to approximately 31,715,625 shares of common stock based upon the following:

(i)	347 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1,788.00 per share;

(ii)	8,063,401 shares of Common Stock issuable upon the exercise of outstanding Common Stock purchase warrants at a weighted average exercise price of $2.13 (which includes the warrants being registered under the Resale Prospectus which includes (a) 2,314,814 shares of common stock issuable upon the exercise of the March 2024 Warrant, (b) 962,962 shares of common stock issuable upon the exercise of the April 2024 Warrant, (c) April 2024 Note, (c) 1,923,570 common stock issuable upon the exercise the July 2024 Waiver Warrants);

(iii)	13,156,451 shares of Common Stock issuable upon the conversion by convertible promissory note holders of all of the outstanding principal amount and accrued and unpaid interest due, totaling $3,116,983 (which includes 3,823,530 shares of common stock issuable upon conversion of notes being registered under the Resale Prospectus, at the minimum conversion price of $0.17 per share, of our April 2024 Note);

(iv)	8,023 shares of common stock issuable upon the conversion of 9,243,309 shares of Series C Stock;

(v)	10,000,000 shares of common stock reserved for issuance under our Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”);

Except as otherwise indicated herein, all information in this prospectus assumes no conversion of the Notes, no issuance under the March 2024 SPA, no exercise of the Warrants, and no exercise of outstanding options issued under our 2020 Plan or warrants described above.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus by the Selling Stockholder. However, we may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $3,470.13. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether the Warrants will be exercised, and it is possible that some or all of the Warrants may expire unexercised. For information about the Selling Stockholder, see “Selling Stockholders.”

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares of common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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SELLING STOCKHOLDERS

March 2024 SPA

On March 11, 2024, we entered into the March 2024 SPA with the Selling Stockholder pursuant to which we have agreed to issue and sell to the Selling Stockholder from time to time up to $25 million of common stock, subject to certain conditions and maximums, at a purchase price of eighty five percent (85%) of the Market Price (as defined in the March 2024 SPA). In connection with the March 2024 SPA, we have agreed to issue to the Selling Stockholder as a commitment fee the March 2024 Warrant to acquire 2,314,814 shares of common stock at an exercise price of $0.001 per share.

April 2024 SPA

On April 4, 2024, we consummated the April 2024 Offering pursuant to the April 2024 SPA with the Selling Stockholder for the issuance and sale of the April 2024 Note, having an initial principal amount of $650,000. In connection with the purchase and sale of the April 2024 Note, we have agreed to issue to the Selling Stockholder the April 2024 Warrant to acquire a total of 962,962 shares of our common stock at an exercise price of $0.001 per share.

On April 24, 2024, we entered into an amendment to the April 2024 Note with the Selling Stockholder pursuant to which in no event shall the conversion price be less than $0.17.

As of the date of this prospectus, we have not requested any drawdown on the equity line of credit.

Waiver to November 2023 SPA and April 2024 SPA

On July 18, 2024, we entered into a waiver to the November 2023 SPA and April 2024 SPA with the Selling Stockholder and issued the July 2024 Waiver Warrant to purchase 1,923,570 shares of our common stock.

The Selling Stockholder

The Selling Stockholder may offer and sell, from time to time, up to an aggregate of 9,024,876 shares of our common stock, par value $0.001 per share, consisting of:

(i)	2,314,814 shares of common stock issuable upon the exercise of the March 2024 Warrant, issued to the Selling Stockholder in connection with the March 2024 SPA as a commitment fee, at an exercise price of $0.001 per share;

(ii)	3,823,530 shares of common stock issuable upon the conversion, at the minimum conversion price of $0.17 per share, of the April 2024 Note, having an initial principal amount of $650,000, sold in the April 2024 Offering pursuant to the April 2024 SPA, entered into by and between the Selling Stockholder and us; and

(iii)	962,962 shares of common stock issuable upon the exercise of the April 2024 Warrant, issued to the Selling Stockholder in connection with the April 2024 SPA, at an exercise price of $0.001 per share.

(iv)	1,923,570 shares of common stock issuable upon exercise of the July 2024 Waiver Warrant issued to the Selling Stockholder pursuant to a waiver to the November 2023 SPA and the April 2024 SPA, entered into by and between the Selling Stockholder and us on July 18, 2024.

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The shares of common stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder, upon the consummation of this Resale Offering. For additional information regarding the issuances of the March 2024 Warrant, the April 2024 Note, the April 2024 Warrant, and the July 2024 Waiver Warrant, see “Prospectus Summary—Recent Developments—March 2024 SPA with Generating Alpha,” “Prospectus Summary—Recent Developments—April 2024 SPA with Generating Alpha,” “Prospectus Summary—Recent Developments—Waiver to November 2023 SPA and April 2024 SPA”, and “Description of Securities” in this prospectus. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the March 2024 Warrant, the April 2024 Note, the April 2024 Warrant, and the July 2024 Waiver Warrant, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock of the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder prior to the Resale Offering, based on its ownership of the shares of common stock and warrants, if any, as of July 18, 2024, assuming the consummation of this Resale Offering, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of the registration rights agreements with the Selling Stockholder, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issuable to the Selling Stockholder upon conversion of the April 2024 Note based on the minimum conversion price of $0.17 per share of common stock, (ii) the number of shares of common stock issuable to the Selling Stockholder under the March 2024 SPA, and (iii) the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreements, without regard to any limitations on conversions or exercises. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the March 2024 Warrant, the April 2024 Note, the April 2024 Warrant, and the July 2024 Waiver Warrant and other warrants, if any, held by the Selling Stockholder, the Selling Stockholder may not convert any such notes or exercise any such warrants to the extent such conversion or exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99%, or 9.99% in certain cases, of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of such notes or exercise of such warrants which have not been converted or exercised. The number of shares in the fourth column does not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this Resale Offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering (2)
Generating Alpha Ltd.(3)	19,871,841	9,024,876	10,846,965

(1)	This column lists the number of shares of common stock beneficially owned by the Selling Stockholder, as of July 18, 2024, without regard to the beneficial ownership blocker of 4.99% or 9.99%, and the number consists of (i) 3,823,530 shares issuable upon the conversion of the April 2024 Note; (ii) 5,201,346 shares issuable upon the exercise of the Warrants; (iii) 9,332,893 shares underlying the December 2023 Note at the $0.25 floor price based upon a remaining balance of $2,333,223; and (iv) 1,514,072 shares underlying the December 2023 Offering Warrants previously registered on registration statement on Form S-1, at an exercise price of $0.001 per share.

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(2)	This column lists the number of shares of common stock beneficially owned by the Selling Stockholder without giving effect to the applicable beneficial ownership blocker of 4.99% or 9.99%. This column represents the amount of shares that will be held by the Selling Stockholder after completion of this Resale Offering based on the assumptions that (i) all securities registered for sale by the registration statement of which this prospectus is part of will be sold, (ii) no other shares of common stock are acquired or sold by the Selling Stockholder prior to completion of this Resale Offering, and (iii) the securities previously acquired, if any, will not be sold. However, the Selling Stockholder is not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.

(3)	Generating Alpha Ltd. has voting and investment power over these securities. All voting and dispositive power for Generating Alpha Ltd. is held by Maria Cano. Each of Generating Alpha Ltd. and Maria Cano disclaims beneficial ownership over these securities. The address of Generating Alpha Ltd. is Hunkins Waterfront Plaza, Suite 556, Main Street, Charlestown, KN0802, Saint Kitts and Nevis.

Material Relationships with the Selling Stockholder

Other than in connection with the transactions described above and elsewhere in this registration statement, we have not had any material relationships with the Selling Stockholder in the last three (3) years.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

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PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee are estimates:

Item	Amount to be paid
SEC registration fee	$2,500
FINRA filing fee	5,000
Legal fees and expenses	250,000
Accounting fees and expenses	40,000
Miscellaneous expenses	5,000
Total	$302,500

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by FBCA, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to so purchase and maintain such insurance when economically feasible.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information as to all securities we have sold since July 16, 2021, which were not registered under the Securities Act.

On July 16, 2021, we issued 37 shares of common stock to a contractor for public relations services provided to us.

On July 19, 2021, we issued 37 shares of common stock to a contractor for public relations services provided to us.

On August 2, 2021, we issued 5,265 shares of common stock to an officer as bonus compensation.

On August 6, 2021, we issued 119 shares of common stock to a contractor for technology design services provided to us.

On August 6, 2021, we issued 60 shares of common stock to a contractor for public relations services provided to us.

On August 10, 2021, we issued 60 shares of common stock to a contractor for public relations services provided to us.

On August 19, 2021, pursuant to the terms of a Membership Interest Purchase Agreement entered into on July 29, 2021, we acquired 80% of Curiosity Ink Media’s outstanding membership interests (the “Purchased Interests”) from the holders of all of Curiosity’s outstanding membership interests (the “Sellers”) in consideration for the issuance to the Sellers of an aggregate of 59,063 shares of our common stock, pro rata to their membership interests immediately prior to the closing of the acquisition. The shares were valued at $84.60 per share which represents to the 20-day volume-weighted average price of our common stock on August 19, 2021. Pursuant to the Membership Interest Purchase Agreement, we also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to CIM by two of the Sellers, Russell Hicks and Brett Watts. The Note is convertible into shares of our common stock at a conversion price of $98.40 per share, but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock.

On September 2, 2021, we issued 112 shares of common stock to a contractor for technology design services provided to us.

On September 14, 2021, we entered into a Securities Purchase Agreement with L1 Capital Global Opportunities Master Fund (“L1 Capital”), pursuant to which it sold L1 Capital (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $4,400,000, due March 13, 2023 (the “Original Note”), and (ii) a five-year warrant to purchase 27,109 shares of our common stock at an exercise price of $126.00 per share (the “Original Warrant”), for consideration of $3,960,000.

On September 17, 2021, we issued 815 shares of common stock to a contractor for advisory services provided to us.

II-2

On September 17, 2021, we issued 45 shares of common stock to a contractor for public relations services provided to us.

On October 13, 2021, we issued 4,333 shares of common stock to a consultant for investor relations services provided to us.

On October 18, 2021, we issued 138 shares of common stock to a contractor for technology design services provided to us.

On October 18, 2021, we issued 45 shares of common stock to a contractor for public relations services provided to us.

On November 17, 2021, we issued 90 shares of common stock to a contractor for technology design services provided to us.

On November 24, 2021, we issued 36 shares of common stock to a contractor for public relations services provided to us.

On January 24, 2022, we issued 686 shares of common stock to a preferred stockholder upon the conversion of 39,500 shares of Series C Stock.

On March 3, 2022, we issued 1,736 shares of common stock to a related party for marketing and promotional services provided to us.

On March 3, 2022, we issued 750 shares of common stock to an investor and public relations firm for services provided to us.

On March 18, 2022, we issued 66,667 shares of common stock to a noteholder upon the conversion of $1,300,000 in convertible note principal.

On March 21, 2022, we issued 46,154 shares of common stock to a noteholder upon the conversion of $900,000 in convertible note principal.

On March 23, 2022, we issued 10,256 shares of common stock to a noteholder upon the conversion of $200,000 in convertible note principal.

On June 17, 2022, we issued 5,895 shares of common stock to the holders of its Series C Stock for PIK dividends.

On June 17, 2022, we issued 1,464 shares of common stock to a consultant for investor relations services provided to us.

On July 1, 2022, we issued 333 shares of common stock to a consultant for investor relations services provided to us.

On September 8, 2022, we issued 333 shares of common stock to a consultant for investor relations services provided to us.

On September 29, 2022, we issued 15,296 shares of common stock to the holders of its Series C Stock for PIK dividends.

On September 30, 2022, we issued 1,333 shares of common stock to a contractor for advisory services provided to us.

On January 25, 2023, we consummated a private investment in public equity offering (the “PIPE Offering”) pursuant to the terms of the Securities Purchase Agreement, dated January 25, 2023, as amended (the “January 2023 SPA”) that we entered into with institutional investors, in which we issued (i) 5,000 shares of common stock; (ii) 66,372 purchase warrants (the “January 2023 Purchase Warrants”) to purchase an aggregate of 116,151 shares of common stock; and (iii) 61,372 pre-funded warrants (the “January 2023 Pre-Funded Warrants”, together with the January 2023 Purchase Warrants, the “January 2023 Warrants”) to purchase an aggregate of 61,372 shares of common stock. The purchase price of each share of common stock and associated January 2023 Purchase Warrant was $45.20. The purchase price of each January 2023 Pre-Funded Warrant and associated January 2023 Purchase Warrant was $45.00. The aggregate gross proceeds of the PIPE Offering was approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by us. EF Hutton LLC (then known as EF Hutton, division of Benchmark Investments, LLC), acted as the exclusive placement agent in connection with the PIPE Offering.

II-3

In connection with the PIPE Offering, we entered into a waiver agreement (the “Waiver”) with L1 Capital Global Opportunities Master Fund (“L1”) waiving certain provisions of the Securities Purchase Agreement, dated as of September 14, 2021 (the “2021 SPA”), by and between L1 and us. Pursuant to the terms of the Waiver, L1 waived certain provisions of the 2021 SPA and in consideration thereof, we (i) issued 7,500 purchase warrants substantially similar to the January 2023 Purchase Warrants issued in connection with the January 2023 SPA; and (ii) paid a cash fee of $50,000 to L1.

On February 15, 2023, we issued 1,167 shares of common stock to an investor and public relations firm for services provided to us.

On December 21, 2023, we consummated a private placement offering (the “December 2023 Offering”) pursuant to the Securities Purchase Agreement, dated November 9, 2023 and as amended on November 20, 2023 and March 11, 2024 (the “November 2023 SPA”), entered into with Generating Alpha for the issuance and sale of (1) a convertible promissory note, dated December 21, 2023 and as amended on March 11, 2024 (the “December 2023 Note”), having an initial principal amount of $4,000,000, (2) a common stock purchase warrant to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $0.001 per share of common stock (the “Warrant A”), and (3) a common stock purchase warrant to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $0.001 per share of common stock (the “Warrant B”, together with the Warrant A, the “December 2023 Warrants”). The purchase price of the December 2023 Note was $3,640,000. The aggregate gross proceeds of the December 2023 Offering were approximately $3.6 million, before deducting fees to the placement agent and other expenses payable by us.

On February 28, 2024, the Company issued 95,191 shares of common stock to a software development company for services provided to the Company.

On March 11, 2024, in connection with the Securities Purchase Agreement, dated March 11, 2024 and as amended on April 24, 2024 (the “March 2024 SPA”), entered into with Generating Alpha, we issued to Generating Alpha as a commitment fee a Common Stock Purchase Warrant (as amended on April 24, 2024, the “March 2024 Warrant”) to acquire 2,314,814 shares of common stock at an exercise price of $0.001 per share.

On April 1, 2024, we entered into a Securities Purchase Agreement (as amended on April 24, 2024, the “April 2024 SPA”) with Generating Alpha pursuant to which we have agreed to sell a convertible promissory note (as amended on April 24, 2024, the “April 2024 Note”), having an initial principal amount of $650,000, for a price of $520,000. In connection with the purchase and sale of the April 2024 Note, we have agreed to issue to Generating Alpha a common stock purchase warrant (the “April 2024 Warrant”) to acquire a total of 962,962 shares of our common stock at an exercise price of $0.001 per share. On April 4, 2024, we consummated a private placement offering (the “April 2024 Offering”) pursuant to the April 2024 SPA. The aggregate gross proceeds of the April 2024 Offering were approximately $520,000, before deducting fees to the placement agent and other expenses payable by us.

On April 17, 2024, we issued 96,931 shares of common stock to an investor and public relations firm for services provided to us.

In March and April of 2024, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we have agreed to sell a convertible promissory note (the “March and April Private Note”), having an aggregate initial principal amount of $402,500, for a price of $402,500. The March and April Private Notes accrue interest at 10% and mature upon the earlier of one year or the consummation of a financing transaction of $10 million or more.

In May 2024, we entered into a Securities Purchase Agreement with certain accredited investors to which we have agreed to sell a convertible promissory note (the “May Note”), having an aggregate initial principal amount of $402,500, for a price of $402,500.  The May Notes will convert on the same terms and on the same day as the date our next equity offering.

In June 2024, we issued  a promissory note to an accredited investor with an initial principal amount of $235,000.  The note accrues interest at 10% for a period of 90 days and matures in 90 days (with an option for the Company to extend for an additional 90 days) and has 50% warrant coverage.

II-4

On July 18, 2024, we issued a pre-funded warrant to purchase 1,923,570 shares of common stock, with an exercise price of $0.0001, to Generating Alpha, in connection with a waiver to the November 2023 SPA and April 2024 SPA that we entered into with Generating Alpha on the same day.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 3(a)(9) or Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
1.1+	Form of Underwriting Agreement
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
3.2	Bylaws (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
3.3	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2017)
3.4	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 18, 2019)
3.5	Certificate of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2021)
3.6	Certificate of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 8, 2022)
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 24, 2021)
3.8	Certificate of Designation of Series A Convertible Preferred Stock, dated February 22, 2019 (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019)
3.9	Certificate of Designation of Series B 8% Convertible Preferred Stock (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
4.1	Specimen Stock Certificate (Incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 13, 2016)
4.2	Common Stock Purchase Warrant, dated February 9, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
4.3	8% Convertible Promissory Note, dated August 19, 2021, issued by Grom Social Enterprises, Inc. to Curiosity Ink Media LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021)
4.4	Form of $4,400,000 Principal Amount, 10% Original Issue discount Senior Secured Convertible Note issued to L1 Capital, due March 14, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021)
4.5	Form of Common Stock Purchase Warrant issued to L1 Capital, exercisable at $4.20 for 813,278 shares of the Company’s Common Stock (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021)
4.6	Amended and Restated $4,400,000 Principal Amount, 10% Original Issue Discount Senior Secured Convertible Note issued to L1 Capital on October 20, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2021)

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4.7	Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.15 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 6, 2022)
4.8	Form of Pre-Funded Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.16 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 6, 2022)
4.9	Form of Warrant Agreement (Incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on January 31, 2023)
4.10	Form of Prefunded Warrant Agreement (Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on January 31, 2023)
4.11	Form of Series A Warrant relating to the September 2023 Offering (Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on September 11, 2023)
4.12	Form of Series B Warrant relating to the September 2023 Offering (Incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on September 11, 2023)
4.13	Form of Pre-Funded Warrant relating to the September 2023 Offering (Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on September 11, 2023)
4.14	Form of $4,000,000 Principal Amount, 9% Original Issue Discount Note issued to Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 15, 2023)
4.15	Form of Common Stock Purchase Warrant issued to Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 15, 2023)
4.16	First Amendment, dated March 11, 2024, to Convertible Promissory Note, dated November 9, 2023, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 15, 2024)
4.17	Common Stock Purchase Warrant, dated March 11, 2024, issued to Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 15, 2024)
4.18	Form of $650,000 Principal Amount, 20% Original Issue Discount Note issued to Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 5, 2024)
4.19	Form of Common Stock Purchase Warrant issued to Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 5, 2024)
4.20+	Form of Pre-Funded Common Stock Purchase Warrant
4.21+	Form of Series A Warrant
4.22+	Form of Series B Warrant
5.1+	Opinion of Lucosky Brookman LLP
9.1	Form of Voting Agreement by and between Grom Social Enterprises, Inc., certain shareholders of Grom Social Enterprises, Inc., and Generating Alpha Ltd. (Incorporated by reference to Exhibit 9.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 15, 2023)
9.2	Form of Voting Agreement by and between Grom Social Enterprises, Inc., certain shareholders of Grom Social Enterprises, Inc., and Generating Alpha Ltd. (Incorporated by reference to Exhibit 9.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 5, 2024)

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10.1	Copy of Letter of Intent with Grom Holdings, Inc. (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 17, 2017)
10.2	Share Exchange Agreement with Grom Holdings, Inc. (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2017)
10.3	Employment Agreement, dated June 1, 2016, between the Company and Darren Marks (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2017)
10.4	Acquisition Agreement of TD Holdings (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 22, 2017)
10.5	Memorandum of Understanding with Fyoosion LLC (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2017)
10.6	Asset Purchase Agreement with Fyoosion LLC (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2018)
10.7	Amending Agreement to the Share Sale Agreement for the Entire Issued Share Capital of TD Holdings Limited and the Secured Promissory Note (Incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 5, 2018)
10.8	$1.0 Million Convertible Promissory Note with TeleMate.net (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.9	Investment Banking Agreement with Newbridge Securities Corporation (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.10	Form of Pledge and Security Agreement (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.11	Subscription Agreement for Series A Stock (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.12	Purchase and Sale Agreement with TeleMate.Net (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.13	Grom Educational Services Peachtree Pointe Lease (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2019).
10.14	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 19, 2019)
10.15	Form of Debt Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2019
10.16	Form of 12% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.17	Form of 12% Senior Secured Convertible Promissory Note(incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.18	Form of Subscription Agreement for 12% Senior Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.19	Intercreditor Deed (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.20	Security Agent Agreement, dated March 16, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.21	Third Amendment to the TDH Share Sell Agreement, dated March 16, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.22	Security Agreement, dated March 16, 2020 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)
10.23	Form of Subscription Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2020)

7

10.24	Form of Debt Exchange Agreement (incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.25	Form of Exchange Agreement for Series A 10% Convertible Preferred Stock (incorporated by reference to Exhibit 10.34 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.26	Form of Subscription Agreement for Series B Convertible Stock (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020)
10.27	2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.28	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.29	Form of NonQualified Stock Option Agreement (incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.30	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.39 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.31	Form of Grant of Stock Appreciation Rights (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2020)
10.32	Securities Purchase Agreement, dated February 9, 2021, between the Company and Auctus Fund, LLC incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021)
10.33	Note Cancellation and General Release, dated March 17, 2021 from Newbridge Securities Corporation (incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K filed with the SEC on April 13, 2021)
10.34	Common Stock Purchase Warrant, dated March 11, 2021, issued to FirstFire Fund, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2021)
10.35	Securities Purchase Agreement, dated March 11, 2021, between the Company and FirstFire Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2021)
10.36	Form of Exchange Agreement for exchange of Series B Stock for Series C Stock (incorporated by reference to Exhibit10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2021)
10.37	Membership Interest Purchase Agreement, dated July 29, 2021, by and among the Company, Curiosity and the Sellers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2021)
10.38	Amended and Restated Limited Liability Company Agreement dated as of August 19, 2021 by and among CIM, Grom and Sellers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021)
10.39	Employment Agreement dated as of August 19, 2021 between the Company and Russell Hicks (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021)
10.40	Non-Qualified Stock Option Agreement dated August 19, 2021 between the Company and Russell Hicks (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021)
10.41	Employment Agreement dated as of August 19, 2021 between the Company and Brent Watts (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021)
10.42	Non-Qualified Stock Option Agreement dated August 19, 2021 between the Company and Brent Watts (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021)
10.43	Securities Purchase Agreement, Dated as of September 14, 2021 (“Closing Date”), between Grom Social Enterprises, Inc., a Florida corporation (the “Company”), and L1 Capital Global Master Fund (“L1 Capital”) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021)

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10.44	Form of Subsidiary Guaranty executed by Company subsidiaries, in favor of L1 Capital (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021)
10.45	Form of Registration Rights Agreement, dated September 14, 2021, between the Company and L1 Capital (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021)
10.46	Form of Security Agreement, dated as of September 14, 2021, between the Company and L1 Capital (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021)
10.47	Form of Intercreditor Agreement, dated as of September 14, 2021, between the Company, L1 Capital and certain pre-existing creditors of the Company (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2021)
10.48	Amended and Restated Securities Purchase Agreement, dated October 20, 2021, between the Company and L1 Capital (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2021)
10.49	10% Original Issue Discount Promissory Note dated January 20, 2022, between the Company and L1 Global Capital Master Fund (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2022).
10.50	Common Stock Purchase Warrant to purchase 303,682 shares of the Company’s common stock issued to L1 Global Capital Master Fund, dated January 20, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2022).
10.51	Form of Registration Rights Agreement, dated January 20, 2022, between the Company and L1 Capital Master Fund (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2022).
10.52	Form of Warrant Agent Agreement (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report filed on December 13, 2022, filed with the Securities and Exchange Commission on December 6, 2022)
10.53	Form of Lockup Agreement (Incorporated by reference to Exhibit 10.71 of the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 6, 2022)
10.54	Securities Purchase Agreement, dated January 25, 2023, between the Company and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
10.55	Amendment No. 1 to Securities Purchase Agreement, dated January 30, 2023, between the Company and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
10.56	Amendment No. 2 to Securities Purchase Agreement, dated January 30, 2023, between the Company and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
10.57	Waiver Agreement, dated January 30, 2023, between the Company and L1 Capital Global Opportunities Master Fund (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
10.58	Registration Rights Agreement by and between Grom Social Enterprises, Inc. and the Hudson Bay Master Fund Ltd. dated January 25, 2023 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023)
10.59	Securities Purchase Agreement, dated November 9, 2023, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 15, 2023)
10.60	Form of Registration Rights Agreement by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 15, 2023)
10.61	First Amendment, dated November 20, 2023, to Securities Purchase Agreement, dated November 9, 2023, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on November 21, 2023)
10.62	Second Amendment, dated March 11, 2024, to Securities Purchase Agreement, originally dated November 9, 2023, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 15, 2024)
10.63	Securities Purchase Agreement, dated March 11, 2024, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 15, 2024)

9

10.64	Registration Rights Agreement, dated March 11, 2024, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 15, 2024)
10.65	Securities Purchase Agreement, dated April 1, 2024, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 5, 2024)
10.66	Form of Registration Rights Agreement by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd. (Incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 5, 2024)
10.67	Consent and Waiver, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd, dated July 18, 2024 (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on July 22, 2024)
10.68+	Form of Warrant Agent Agreement
16.1	Letter from BF Borgers CPA PC dated March 1, 2022 to the Securities and Exchange Commission (Incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K, filed with the Securities and Exchange Commission on March 2, 2022)
21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 17, 2018)
23.1*	Consent of Rosenberg Rich Baker Berman, P.A.
23.2+	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table

_________________

* Filed herewith

+ To be filed by amendment

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 25th day of July, 2024.

GROM SOCIAL ENTERPRISES, INC.

By:	/s/ Darren Marks
Darren Marks Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren Marks, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Darren Marks	Chief Executive Officer, President and Director	July 25, 2024
Darren Marks	(Principal Executive Officer)

/s/ Jason Williams	Chief Financial Officer, Secretary and Treasurer	July 25, 2024
Jason Williams	(Principal Financial and Accounting Officer)

/s/ Dr. Thomas Rutherford	Director	July 25, 2024
Dr. Thomas Rutherford

/s/ Robert Stevens	Director	July 25, 2024
Robert Stevens

/s/ Norman Rosenthal	Director	July 25, 2024
Norman Rosenthal

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